UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported) November 23, 2004 (November 22, 2004)

Cendant Corporation
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10308 (Commission File No.)	06-0918165 (I.R.S. Employer Identification Number)
9 West 57th Street New York, NY (Address of principal executive office)		10019 (Zip Code)
Registrant's telephone number, including area code  (212) 413-1800

None
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 22, 2004, we entered into a $3.5 billion Five Year Competitive Advance and Revolving Credit Agreement with JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, The Bank of Nova Scotia, Barclays Bank PLC, Calyon New York Branch and Citibank, N.A., as Co-Documentation Agents, and a syndicate of lenders. This credit agreement replaces our $2.9 billion committed credit facility, which was scheduled to mature in December 2005.

Borrowings under this new facility bear interest at LIBOR plus a margin of 39 basis points. In addition, under this facility we are required to pay a per annum facility fee of 11 basis points and, when borrowings and letters of credit outstanding exceed 50% of the commitment, a utilization fee of 12.5 basis points. In the event that the credit ratings assigned to us by nationally recognized debt rating agencies are downgraded to a level below our ratings as of September 30, 2004, the interest rate and facility fees are subject to incremental upward adjustments. This facility provides the committed capacity to issue $1.75 billion in letters of credit. The facility also requires us to maintain a debt to capitalization ratio (as defined in the credit agreement) of less than 0.5 to 1 and an interest coverage ratio (as defined in the credit agreement) of more than 3 to 1. A copy of the credit agreement, attached as Exhibit 10.1, is incorporated by reference herein.

Certain of the lenders party to the credit agreement, and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for us and our subsidiaries for which they have received, and will receive, customary fees and expenses.

A copy of a press release, announcing completion of our new $3.5 billion revolving credit facility, attached as Exhibit 99.1, is incorporated by reference herein.

Item 7.01  Regulation FD Disclosure.

On November 23, 2004, we issued a press release relating to our strategy to simplify operations and sharpen focus on our core travel and real estate businesses and our initial guidance for 2005 and 2006. A copy of this press release, attached hereto as Exhibit 99.2, is being furnished pursuant to Regulation FD and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

10.1
Five-Year Competitive Advance and Revolving Credit Agreement dated as of November 22, 2004 among Cendant Corporation, as Borrower, the lenders referred to therein, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent and The Bank of Nova Scotia, Barclays Bank PLC, Calyon New York Branch and Citibank, N.A., as Co-Documentation Agents.

99.1	Press Release issued by Cendant Corporation on November 22, 2004.
99.2	Press Release issued by Cendant Corporation on November 23, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENDANT CORPORATION
By:	/s/ Eric J. Bock
Eric J. Bock Executive Vice President, Law and Corporate Secretary

Date:  November 23, 2004

CENDANT CORPORATION
CURRENT REPORT ON FORM 8-K
Report Dated November 23, 2004 (November 22, 2004)

EXHIBIT INDEX

Exhibit No.	Description
10.1

Five-Year Competitive Advance and Revolving Credit Agreement dated as of November 22, 2004 among Cendant Corporation, as Borrower, the lenders referred to therein, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent and The Bank of Nova Scotia, Barclays Bank PLC, Calyon New York Branch and Citibank, N.A., as Co-Documentation Agents.

99.1	Press Release issued by Cendant Corporation on November 22, 2004.
99.2	Press Release issued by Cendant Corporation on November 23, 2004.